SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               February 18, 1999
                       ---------------------------------
                       (Date of earliest event reported)


                               AMP Incorporated
            -----------------------------------------------------
            (Exact Name of Registrant as Specified in its charter)

     Pennsylvania                      1-4235                   23-0332575
----------------------          --------------------        ------------------
(State or Jurisdiction          (Commission File No.)        (IRS Employer
   of Incorporation)                                        Identification No.)


              P.O. Box 3608, Harrisburg, Pennsylvania 17105-3608
         -----------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                 717) 564-0100
             ---------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not Applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)


 Item 5.  Other Events.

      On February 18, 1999, the United States Court of Appeals for the Third Circuit issued an opinion with respect to the appeal of AlliedSignal Inc. and PMA Acquisition Corporation (collectively "AlliedSignal") of the November 18, 1998 ruling of the United States District Court for the Eastern District of Pennsylvania regarding the shares of common stock of AMP Incorporated ("AMP") purchased by AlliedSignal. In the November 18, 1998 ruling, the District Court found that the shares of AMP common stock acquired by AlliedSignal were "control shares" within the meaning of the applicable Pennsylvania statute, and enjoined AlliedSignal from voting the shares unless and until voting power is restored in accordance with the statute.

      On February 18, 1999, the Court of Appeals reversed the District Court's order and remanded the case for further proceedings consistent with its opinion. The Court of Appeals found that AlliedSignal had not made a control share acquisition and therefore is not disabled from voting the 9.1% of AMP's common stock which it acquired.

      The foregoing description of the order of the Court of Appeals does not purport to be complete and is qualified in its entirety by the copy of the opinion of the Court of Appeals filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

 (c)  Exhibits.

      Exhibit No.    Description

      99.1 Opinion of the United States Court of Appeals for the Third Circuit in AMP Incorporated v. AlliedSignal Inc., et. al. (No. 98-2019), filed February 18, 1999.


                                   SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               AMP Incorporated


                               By:/s/ David F. Henschel
                                  ----------------------------------
                                  Name: David F. Henschel
                                  Title: General Counsel and
                                         Corporate Secretary


 Dated:  February 24, 1999



                                 EXHIBIT INDEX

   Exhibit No.   Description

      99.1 Opinion of the United States Court of Appeals for the Third Circuit in AMP Incorporated v. AlliedSignal Inc., et. al. (No. 98-2019), filed February 18, 1999.